
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Krupp
Associates 1980-1 financial statement for the quarter ended September 30, 1995 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                          21,500
<SECURITIES>                                         0
<RECEIVABLES>                                    3,227
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               205,007
<PP&E>                                       4,788,575<F1>
<DEPRECIATION>                             (2,530,671)<F2>
<TOTAL-ASSETS>                               2,487,638<F1>
<CURRENT-LIABILITIES>                          828,953
<BONDS>                                      3,492,008<F3>
<COMMON>                                   (1,833,323)<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                 2,487,638
<SALES>                                        776,694<F5>
<TOTAL-REVENUES>                               776,694
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               596,109<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             278,890
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (98,305)
<EPS-PRIMARY>                                        0<F7>
<EPS-DILUTED>                                        0

<F1>Includes mutli-family complex of $4,641,950 and deferred expenses of $146,625.
<F2>Includes depreciation of $2,498,553 and amortization of deferred expenses of
$32,118.
<F3>Represents mortgage note payable of $2,234,623 and notes to an affiliated party of $1,257,385.
<F4>Deficit of General Partners ($1,145,863) and Limited Partners ($687,460).
<F5>Includes all revenue of the Partnership.
<F6>Includes operating expenses of $367,239, real estate tax expense of $92,313 and depreciation and amortization expense of $136,557.
<F7>Net loss allocated ($983) to the General Partners, ($8,847) to the Original
Limited Partner and ($88,475) to the Investor Limited Partners.  Average net
loss is ($22.12) per unit of Investor Limited Partner interest for 4,000 units outstanding.

